UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2008

MONSTER WORLDWIDE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, in February 2005, Monster Worldwide, Inc., a Delaware corporation (“Monster”), indirectly through its wholly-owned subsidiary Monster Worldwide Limited, a company established under the laws of England (“MWL”), acquired a 40% equity interest in ChinaHR.com Holdings Ltd., a company established under the laws of the Cayman Islands (“ChinaHR”) for consideration of US$50.0 million in cash.  ChinaHR is a leading recruitment website in China and provides online recruiting, campus recruiting and other human resource solutions.  Also, as previously disclosed, in March 2006, Monster increased its ownership interest in ChinaHR to 44.4% by acquiring an additional 4.4% interest from ChinaHR’s other shareholders, for cash consideration of approximately US$20.0 million.

On October 8, 2008, Monster, MWL and Monster Worldwide Netherlands, B.V., a company established under the laws of the Netherlands, entered into a Share Purchase Agreement (the “Agreement”) with the shareholders of ChinaHR to purchase all of the outstanding shares (the “Shares”) of ChinaHR not already owned indirectly by Monster.  The aggregate purchase price for the Shares was US$174 million in cash (the “Purchase Price”).  A portion of the Purchase Price was placed in an escrow account for a period of eighteen months to satisfy certain potential indemnification obligations of the sellers.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The press release announcing the execution of the Agreement is attached as Exhibit 99.1 hereto and the information contained therein is incorporated herein by reference.

ITEM 2.01                                       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 8, 2008, pursuant to the terms of the Agreement, Monster consummated the acquisition of all of the Shares of ChinaHR not already owned indirectly by Monster.  The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

ITEM  9.01                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1         Share Purchase Agreement, dated as of October 8, 2008, among ChinaHR.com Holdings Ltd., Monster Worldwide, Inc., Monster Worldwide Netherlands B.V., Monster Worldwide Limited, the shareholders of ChinaHR.com Holdings Ltd. named therein, and the other individuals named therein.

99.1         Press Release issued by Monster Worldwide, Inc. dated October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Timothy T. Yates
	Name:	Timothy T. Yates
	Title:	Executive Vice President and Chief Financial Officer

Date: October 15, 2008